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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


        We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  February 11, 2000.

                                           VULCAN VENTURES INCORPORATED



                                           By:  /s/ William D. Savoy
                                               --------------------------------
                                                William D. Savoy, Vice President


                                                            *
                                           -------------------------------------
                                           Paul G. Allen


                                           *By:  /s/ William D. Savoy
                                                --------------------------------
                                           William D. Savoy as Attorney-in Fact
                                           for Paul G. Allen pursuant to a Power
                                           of Attorney filed on August 30, 1999,
                                           with the Schedule 13G of Vulcan
                                           Ventures Incorporated and Paul G.
                                           Allen for Pathogenesis, Inc. and
                                           incorporated herein by reference.